Exhibit (a)(2)

                        INVESTMENT GRADE INCOME PORTFOLIO
                  (formerly called High Grade Income Portfolio)


                        AMENDMENT TO DECLARATION OF TRUST



     AMENDMENT, to be effective March 20, 2000 to the Declaration of Trust made February 28, 2000 (hereinafter called the "Declaration") of High Grade Income Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office.


     WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


     NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration as of March 20, 2000 in the following manner:


     1. The caption at the head of the Declaration is hereby amended to read as follows:


                        INVESTMENT GRADE INCOME PORTFOLIO


     2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                    ARTICLE I


     1.1. NAME. The name of the trust created hereby (the "Trust") shall be Investment Grade Income Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

     IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 20th day of March, 2000.


/s/ Jessica M. Bibliowicz               /s/ Norton H. Reamer
-------------------------               --------------------
Jessica M. Bibliowicz                   Norton H. Reamer

/s/ Donald R. Dwight                    /s/ Lynn A. Stout
--------------------                    -----------------
Donald R. Dwight                        Lynn A. Stout

/s/ James B. Hawkes                     /s/ Jack L. Treynor
-------------------                     -------------------
James B. Hawkes                         Jack L. Treynor

/s/ Samuel L. Hayes, III
------------------------
Samuel L. Hayes, III

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